UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): April 3, 2006
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33912

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement
     On April 3, 2006, Chico’s FAS, Inc., a Florida corporation (the “Company”), entered into a new employment agreement with Patricia Murphy Kerstein, Executive Vice President and Chief Merchandising Officer. Ms. Murphy Kerstein’s new employment agreement is effective for an initial period of two years ending March 31, 2008, provides for a base salary in the first year of the new agreement of $700,000 per year plus other benefits, includes confidentiality and non-competition provisions and provides for the ability of Ms. Murphy Kerstein to continue as a consulting employee at a specified reduced level of compensation for each of the three years following the end of the initial period. The employment agreement for Ms. Murphy Kerstein provides that the Company shall pay her semi annual bonuses during the initial period of the agreement based upon her performance, computed in accordance with the incentive bonus plan which is adopted each year by the Company’s board of directors. The employment agreement also provides that Ms. Murphy Kerstein is entitled to certain severance benefits (a) in the event that her employment is terminated during the initial period of this new agreement either by the Company “without good cause” or by Ms. Murphy Kerstein within a specified period following certain change of control type events or (b) in the event that her employment is terminated during the consulting term by the Company for any reason. If the executive is terminated during the initial period of this new agreement by the Company “without good cause” or by Ms. Murphy Kerstein within a specified period following one of the specified change of control events, she would be entitled to continue to receive her salary and other compensation (including bonuses) for the remainder of the employment term. If Ms. Murphy Kerstein’s employment is terminated by the Company during the consulting period, she would be entitled to a lump sum computed in accordance with the formula specified in the agreement. The employment agreement is also subject to termination in the event of disability, death or voluntary retirement by Ms. Murphy Kerstein or her termination for cause.
     The foregoing description of the employment agreement is not complete and is qualified in its entirety by reference to the full text of such agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: April 4, 2006	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President — Finance and
Chief Accounting Officer and Assistant Secretary